UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2026

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000, Washington, D.C.	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SXTP	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2026, 60 Degrees Pharmaceuticals, Inc. (the “Company”) entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of certain existing warrants to purchase up to an aggregate of 584,492 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), originally issued on July 16, 2025, February 6, 2025, January 30, 2025 and September 5, 2024, at an exercise price of $7.60, $11.80, $15.42 and $27.60 per share, respectively (collectively, the “Existing Warrants”). The issuance and/or resale of the shares of Common Stock issuable upon exercise of the Existing Warrants (the “Existing Warrant Shares”) has been registered pursuant to registration statements on Form S-1 (File Nos. 333-284983 and 333-288550) and Form S-3 (File No. 333-282221), as applicable.

Pursuant to the Inducement Letters, the Holders agreed to exercise for cash the Existing Warrants to purchase an aggregate of 584,492 shares of Common Stock at a reduced exercise price of $0.90 per share, in consideration for the Company’s agreement to issue new unregistered warrants (the “New Warrants”) to purchase up to an aggregate of 1,168,984 shares of Common Stock (the “New Warrant Shares”), representing 200% of the number of Existing Warrant Shares issued upon exercise of the Existing Warrants. The Company expects to receive aggregate gross proceeds of $526,042.80 from the exercise of the Existing Warrants, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes. The closing of the transactions contemplated by the Inducement Letters is expected to occur on or about November 9, 2026, subject to satisfaction of customary closing conditions.

The New Warrants will have an exercise price of $0.90 per share, subject to customary adjustments, will be exercisable commencing on the date on which stockholder approval of the issuance of the New Warrant Shares, as required by the applicable rules and regulations of The Nasdaq Stock Market LLC (the “Stockholder Approval”), is received and deemed effective under Delaware law (the “Stockholder Approval Date”). New Warrants to purchase up to 560,912 shares of Common Stock will expire on the five-year anniversary of the later of (i) the Stockholder Approval Date and (ii) the effective date of the Resale Registration Statement (as defined below) and New Warrants to purchase up to 608,072 shares of Common Stock will expire on the twenty-four-month anniversary of the later of (i) the Stockholder Approval Date and (ii) the effective date of the Resale Registration Statement. The New Warrants may not be exercised, in whole or in part, prior to the Stockholder Approval Date, and there can be no assurance that the Stockholder Approval will be obtained. The New Warrants may be exercised on a cashless basis only if, at the time of exercise, there is no effective registration statement registering, or the prospectus therein is not available for, the issuance or resale of the New Warrant Shares. A holder of a New Warrant may not exercise any portion of the New Warrant to the extent that the holder, together with its affiliates and attribution parties, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, which percentage may be increased or decreased at the holder’s election upon notice to the Company, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such notice. In the event of certain fundamental transactions, holders of the New Warrants will be entitled to receive the kind and amount of securities, cash or other property that they would have received had they exercised the New Warrants immediately prior to such fundamental transaction, and, under certain circumstances, may require the Company to purchase the unexercised portion of the New Warrants for an amount equal to its Black Scholes Value (as defined in the New Warrants).

Under the Inducement Letters, the Company agreed to file a registration statement providing for the resale of the New Warrant Shares (the “Resale Registration Statement”) within 30 calendar days of the date of the Inducement Letters, and to use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 60 calendar days following the date of the Inducement Letters (or within 90 calendar days in the case of a “full review” by the Securities and Exchange Commission (the “SEC”)) and to keep it effective at all times until the earlier of the date on which all New Warrant Shares have been sold and the date on which all New Warrant Shares may be sold pursuant to Rule 144 (assuming cashless exercise of the New Warrants) without volume or manner-of-sale restrictions and without current public information requirements. The Company also agreed to hold a meeting of stockholders within 90 days following the date of the Inducement Letters to seek the Stockholder Approval, and, if the Stockholder Approval is not obtained at such meeting, to call a meeting every 90 days thereafter until the earlier of the date the Stockholder Approval is obtained or the New Warrants are no longer outstanding.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions contemplated in the Inducement Letters and has agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants. Additionally, the Company will pay the Placement Agent $10,000 for non-accountable expenses and issue to the Placement Agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 7.5% of the aggregate number of shares of Common Stock underlying the Existing Warrants (or Placement Agent Warrants to purchase an aggregate of up to 43,837 shares of Common Stock), which Placement Agent Warrants have the same terms as the New Warrants except for an exercise price per share equal to 125% of the reduced exercise price of the Existing Warrants (or $1.125 per share) and a term of five years following the later of (i) the Stockholder Approval Date and (ii) the effective date of the Resale Registration Statement.

The Inducement Letters contain customary representations, warranties and covenants of the Company. The foregoing descriptions of the Inducement Letters and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Inducement Letter and the form of New Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The New Warrants, Placement Agent Warrants and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Each of the Holders represented that it is an “accredited investor” as defined in Rule 501 of Regulation D and is acquiring the New Warrants for its own account and not with a view to distribution in violation of applicable securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
4.1	Form of New Warrant, dated November 5, 2026
10.1	Form of Inducement Letter, dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 DEGREES PHARMACEUTICALS, INC.

Date: November 6, 2026	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President

3